Free Writing Prospectus Filed

Pursuant to Rule 433

To Prospectus dated May 23, 2014

Preliminary Prospectus Supplement

dated June 8, 2015

Registration Statement File No. 333-196220

Exelon Corporation

Pricing Term Sheet

$550,000,000 1.550% Notes Due 2017

Issuer:	Exelon Corporation

Expected Ratings*:	Baa2 (Moody’s) / BBB- (S&P) / BBB+ (Fitch)

Principal Amount:	$550,000,000

Security Type:	Notes

Trade Date:	June 8, 2015

Settlement Date:	June 11, 2015 (T+3)

Coupon:	1.550%

Maturity Date:	June 9, 2017

Interest Payment Dates:	Semi-annually on June 9 and December 9, commencing December 9, 2015

Benchmark Treasury:	0.625% due May 31, 2017

Benchmark Treasury Yield:	0.685%

Spread to Benchmark Treasury:	+90 basis points

Yield to Maturity:	1.585%

Offering Price:	99.932% of Principal Amount

Optional Redemption:	At any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes (exclusive of interest accrued to the redemption date) being redeemed to maturity, at a discount rate of Treasury plus 15 basis points, plus accrued and unpaid interest to the redemption date

CUSIP / ISIN:	30161N AG6 / US30161NAG60

Joint Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. BNP Paribas Securities Corp. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. Scotia Capital (USA) Inc.

Senior Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:

Apto Partners, LLC

Blaylock Beal Van, LLC

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Mischler Financial Group, Inc.

PNC Capital Markets LLC

Siebert Brandford Shank & Co., L.L.C.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

The Huntington Investment Company

The Williams Capital Group, L.P.

$900,000,000 2.850% Notes Due 2020

Issuer:	Exelon Corporation

Expected Ratings*:	Baa2 (Moody’s) / BBB- (S&P) / BBB+ (Fitch)

Principal Amount:	$900,000,000

Security Type:	Notes

Trade Date:	June 8, 2015

Settlement Date:	June 11, 2015 (T+3)

Coupon:	2.850%

Maturity Date:	June 15, 2020

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing December 15, 2015

Benchmark Treasury:	1.50% due May 31, 2020

Benchmark Treasury Yield:	1.704%

Spread to Benchmark Treasury:	+115 basis points

Yield to Maturity:	2.854%

Offering Price:	99.981% of Principal Amount

Optional Redemption:	At any time prior to May 15, 2020 (one month prior to the maturity date of the 2020 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes (exclusive of interest accrued to the redemption date) being redeemed to May 15, 2020, at a discount rate of Treasury plus 20 basis points, plus accrued and unpaid interest to the redemption date; and on or after May 15, 2020 (one month prior to the maturity date of the 2020 Notes), at 100% of the principal amount, plus accrued and unpaid interest to the redemption date

CUSIP / ISIN:	30161N AH4 / US30161NAH44

Joint Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. BNP Paribas Securities Corp. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. Scotia Capital (USA) Inc.

Senior Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:

Apto Partners, LLC

Blaylock Beal Van, LLC

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Mischler Financial Group, Inc.

PNC Capital Markets LLC

Siebert Brandford Shank & Co., L.L.C.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

The Huntington Investment Company

The Williams Capital Group, L.P.

$1,250,000,000 3.950% Notes Due 2025

Issuer:	Exelon Corporation

Expected Ratings*:	Baa2 (Moody’s) / BBB- (S&P) / BBB+ (Fitch)

Principal Amount:	$1,250,000,000

Security Type:	Notes

Trade Date:	June 8, 2015

Settlement Date:	June 11, 2015 (T+3)

Coupon:	3.950%

Maturity Date:	June 15, 2025

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing December 15, 2015

Benchmark Treasury:	2.125% due May 15, 2025

Benchmark Treasury Yield:	2.375%

Spread to Benchmark Treasury:	+160 basis points

Yield to Maturity:	3.975%

Offering Price:	99.795% of Principal Amount

Special Mandatory Redemption:	Upon the first to occur of either (i) December 31, 2015, if the merger between Exelon Corporation and Pepco Holdings, Inc. (the “Merger”) is not consummated on or prior to such date, or (ii) the date on which the agreement relating to the Merger is terminated, in whole, at a price equal to 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to the redemption date

Optional Redemption:	If, in Exelon Corporation’s judgment, the Merger will not be consummated on or prior to December 31, 2015, in whole, at a redemption price equal to 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to the redemption date; and at any time prior to March 15, 2025 (three months prior to the maturity date of the 2025 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes (exclusive of interest accrued to the redemption date) being redeemed to March 15, 2025, at a discount rate of Treasury plus 25 basis points, plus accrued and unpaid interest to the redemption date; and on or after March 15, 2025 (three months prior to the maturity date of the 2025 Notes), at 100% of the principal amount plus accrued and unpaid interest to the redemption date

CUSIP / ISIN:	30161N AJ0 / US30161NAJ00

Joint Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. BNP Paribas Securities Corp. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. Scotia Capital (USA) Inc.

Senior Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:

Apto Partners, LLC

Blaylock Beal Van, LLC

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Mischler Financial Group, Inc.

PNC Capital Markets LLC

Siebert Brandford Shank & Co., L.L.C.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

The Huntington Investment Company

The Williams Capital Group, L.P.

$500,000,000 4.950% Notes Due 2035

Issuer:	Exelon Corporation

Expected Ratings*:	Baa2 (Moody’s) / BBB- (S&P) / BBB+ (Fitch)

Principal Amount:	$500,000,000

Security Type:	Notes

Trade Date:	June 8, 2015

Settlement Date:	June 11, 2015 (T+3)

Coupon:	4.950%

Maturity Date:	June 15, 2035

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing December 15, 2015

Benchmark Treasury:	2.50% due February 15, 2045

Benchmark Treasury Yield:	3.122%

Spread to Benchmark Treasury:	+185 basis points

Yield to Maturity:	4.972%

Offering Price:	99.722% of Principal Amount

Special Mandatory Redemption:	Upon the first to occur of either (i) December 31, 2015, if the merger between Exelon Corporation and Pepco Holdings, Inc. (the “Merger”) is not consummated on or prior to such date, or (ii) the date on which the agreement relating to the Merger is terminated, in whole, at a price equal to 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to the redemption date

Optional Redemption:	If, in Exelon Corporation’s judgment, the Merger will not be consummated on or prior to December 31, 2015, in whole, at a redemption price equal to 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to the redemption date; at any time prior to December 15, 2034 (six months prior to the maturity date of the 2035 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes (exclusive of interest accrued to the redemption date) being redeemed to December 15, 2034, at a discount rate of Treasury plus 30 basis points plus accrued and unpaid interest to the redemption date; and on or after December 15, 2034 (six months prior to the maturity date of the 2035 Notes), at 100% of the principal amount plus accrued and unpaid interest to the redemption date

CUSIP / ISIN:	30161N AK7 / US30161NAK72

Joint Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. BNP Paribas Securities Corp. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. Scotia Capital (USA) Inc.

Senior Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:

Apto Partners, LLC

Blaylock Beal Van, LLC

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Mischler Financial Group, Inc.

PNC Capital Markets LLC

Siebert Brandford Shank & Co., L.L.C.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

The Huntington Investment Company

The Williams Capital Group, L.P.

$1,000,000,000 5.100% Notes Due 2045

Issuer:	Exelon Corporation

Expected Ratings*:	Baa2 (Moody’s) / BBB- (S&P) / BBB+ (Fitch)

Principal Amount:	$1,000,000,000

Security Type:	Notes

Trade Date:	June 8, 2015

Settlement Date:	June 11, 2015 (T+3)

Coupon:	5.100%

Maturity Date:	June 15, 2045

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing December 15, 2015

Benchmark Treasury:	2.50% due February 15, 2045

Benchmark Treasury Yield:	3.122%

Spread to Benchmark Treasury:	+200 basis points

Yield to Maturity:	5.122%

Offering Price:	99.664% of Principal Amount

Special Mandatory Redemption:	Upon the first to occur of either (i) December 31, 2015, if the merger between Exelon Corporation and Pepco Holdings, Inc. (the “Merger”) is not consummated on or prior to such date, or (ii) the date on which the agreement relating to the Merger is terminated, in whole, at a price equal to 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to the redemption date

Optional Redemption:	If, in Exelon Corporation’s judgment, the Merger will not be consummated on or prior to December 31, 2015, in whole, at a redemption price equal to 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to the redemption date; at any time prior to December 15, 2044 (six months prior to the maturity date of the 2045 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes (exclusive of interest accrued to the redemption date) being redeemed to December 15, 2044, at a discount rate of Treasury plus 30 basis points plus accrued and unpaid interest to the redemption date; and on or after December 15, 2044 (six months prior to the maturity date of the 2045 Notes), at 100% of the principal amount plus accrued and unpaid interest to the redemption date

CUSIP / ISIN:	30161N AL5 / US30161NAL55

Joint Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. BNP Paribas Securities Corp. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. Scotia Capital (USA) Inc.

Senior Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:

Apto Partners, LLC

Blaylock Beal Van, LLC

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Mischler Financial Group, Inc.

PNC Capital Markets LLC

Siebert Brandford Shank & Co., L.L.C.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

The Huntington Investment Company

The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847 or Goldman, Sachs & Co. toll-free at 1-866-471-2526.